EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Fourth Quarter and Fiscal 2013 Results

	●	Fourth quarter 2013 non-GAAP diluted net earnings per share of $1.01, down 13% from the prior-year period
Editorial contacts
Kate Holderness, HP +1 650 236 1024	●	Fourth quarter GAAP diluted net earnings per share of $0.73, up from GAAP diluted net loss per share of $3.49 in the prior-year period
corpmediarelations@hp.com
HP Investor Relations	●	Fourth quarter net revenue of $29.1 billion, down 3% from the prior year period and down 1% when adjusted for the effects of currency
investor.relations@hp.com
www.hp.com/go/newsroom	●	Fourth quarter cash flow from operations of $2.8 billion, down 31% from the prior-year period

	●	Returned $763 million to shareholders in the form of dividends and share repurchases in the fourth quarter

	●	Improved operating company net debt position by $1.3 billion to an operating company net cash position in the fourth quarter, the seventh consecutive quarterly improvement of over $1 billion

	●	Fiscal 2013 non-GAAP diluted net earnings per share of $3.56, within the previously provided outlook of $3.53 to $3.57

	●	Fiscal 2013 GAAP diluted net earnings per share of $2.62, below the previously provided outlook of $2.67 to $2.71

	●	Fiscal 2013 net revenue of $112.3 billion, down 7% from the prior year and down 5% when adjusted for the effects of currency

HP fourth quarter and fiscal 2013 financial performance

	Q4FY13	Q4FY12	Y/Y	FY13	FY12	Y/Y
GAAP net revenue ($B)	$29.1	$30.0	(3%)	$112.3	$120.4	(7%)
GAAP operating margin	6.6%	(21.7%)	28.3 pts.	6.4%	(9.2%)	15.6 pts.
GAAP net earnings (loss) ($B)	$1.4	($6.9)		$5.1	($12.7)
GAAP diluted net earnings (loss) per share	$0.73	($3.49)		$2.62	($6.41)
Non-GAAP operating margin	9.0%	10.4%	(1.4 pts.)	8.5%	9.3%	(0.8 pts.)
Non-GAAP net earnings ($B)	$2.0	$2.3	(14%)	$6.9	$8.0	(14%)
Non-GAAP diluted net earnings per share	$1.01	$1.16	(13%)	$3.56	$4.05	(12%)
Cash flow from operations ($B)	$2.8	$4.1	(31%)	$11.6	$10.6	10%

Information about HP’s use of non-GAAP financial information is provided under “Use of Non-GAAP Financial Information” below.

PALO ALTO, Calif., Nov. 26, 2013 — HP today announced financial results for its fiscal fourth quarter and fiscal year ended Oct. 31, 2013.

Fourth quarter GAAP diluted net earnings per share (EPS) was $0.73, up from a GAAP diluted net loss per share of $3.49 in the prior-year period. Fourth quarter non-GAAP diluted net EPS was $1.01, down from $1.16 in the prior-year period. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $545 million and $0.28 per diluted share, respectively, related to restructuring charges, the amortization of intangible assets and acquisition-related charges.

Fourth quarter net revenue of $29.1 billion was down 3% from the prior-year period and down 1% when adjusted for the effects of currency.

Fiscal 2013 GAAP diluted net EPS was $2.62, up from a GAAP diluted net loss per share of $6.41 in the prior-year period and below the previously provided outlook of $2.67 to $2.71 per share. Fiscal 2013 non-GAAP diluted net EPS was $3.56, down from $4.05 in the prior-year period and within the previously provided outlook of $3.53 to $3.57 per share. Fiscal 2013 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $1.8 billion and $0.94 per diluted share, respectively, related to the amortization of intangible assets, restructuring charges and acquisition-related charges.

Fiscal 2013 net revenue of $112.3 billion was down 7% from the prior year and down 5% when adjusted for the effects of currency.

“Through improved execution, strong cost management, and with the support of our customers and partners, HP ended fiscal 2013 on a high note,” said Meg Whitman, HP president and chief executive officer. “Our Q4 results demonstrate that HP’s turnaround remains on track heading into fiscal 2014.  While we still have much more work to do, our business units and their core assets are delivering on HP’s strategy to help customers thrive by providing solutions for the New Style of IT.”

Outlook

For the first quarter of fiscal 2014, HP estimates non-GAAP diluted net EPS to be in the range of $0.82 to $0.86 and GAAP diluted net EPS to be in the range of $0.60 to $0.64. First quarter fiscal 2014 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.22 per share, related primarily to the amortization of intangible assets and restructuring charges.

For fiscal 2014, HP estimates non-GAAP diluted net EPS to be in the range of $3.55 to $3.75 and GAAP diluted net EPS to be in the range of $2.85 to $3.05, in line with the outlook HP previously communicated at its Oct. 9 Securities Analyst Meeting. Fiscal 2014 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately

$0.70 per share, related primarily to the amortization of intangible assets and restructuring charges.

Asset management
HP generated $2.8 billion in cash flow from operations in the fourth quarter, down 31% from the prior-year period. Inventory ended the quarter at $6.0 billion, down 1 day year over year to 24 days. Accounts receivable ended the quarter at $15.9 billion, flat year over year at 49 days. Accounts payable ended the quarter at $14.0 billion, up 3 days year over year to 56 days. HP’s dividend payment of $0.1452 per share in the fourth quarter resulted in cash usage of $284 million. HP also utilized $479 million of cash during the quarter to repurchase approximately 21.5 million shares of common stock in the open market. HP exited the quarter with $12.5 billion in gross cash.

Fourth quarter fiscal 2013 segment results

● Personal Systems revenue was down 2% year over year with a 3.0% operating margin. Commercial revenue increased 4% and Consumer revenue declined 10%. Total units were up 2% with Desktops units down 5% and Notebooks units up 3%.
● Printing revenue was down 1% year over year with a 17.7% operating margin. Total hardware units were up 6% with Commercial hardware units up 9% and Consumer hardware units up 4%. Supplies revenue was down 4%.
● Enterprise Group revenue was up 2% year over year with a 14.5% operating margin. Networking revenue was up 3%, Industry Standard Servers revenue was up 10%, Business Critical Systems revenue was down 17%, Storage revenue was up 1% and Technology Services revenue was down 6%.
● Enterprise Services revenue declined 9% year over year with a 4.4% operating margin. Application and Business Services revenue was down 10%, and Infrastructure Technology Outsourcing revenue declined 9%.
● Software revenue was down 9% year over year with a 30.8% operating margin. Support revenue was up 4%, license revenue was down 24%, professional services revenue was down 13% and software-as-a-service (“SaaS”) revenue was up 15%.
● HP Financial Services revenue was down 6% year over year with a 5% decrease in net portfolio assets and a 3% decrease in financing volume. The business delivered an operating margin of 11.2%.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY13 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2013Q4earnings.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. With the broadest technology portfolio spanning printing, personal systems, software, services and IT infrastructure, HP delivers solutions for customers’ most complex challenges in every region of the world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information

To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (GAAP) basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and full year and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations or total company debt prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, HP’s effective tax rate, earnings, earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2013. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013. In particular, determining HP’s actual tax balances and provisions as of October 31, 2013 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Annual Report on Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	Oct 31, 2013	July 31, 2013	Oct 31, 2012

Net revenue	$29,131	$27,226	$29,959

Costs and expenses:
Cost of sales	22,437	20,859	22,711
Research and development	729	797	909
Selling, general and administrative	3,351	3,274	3,227
Amortization of intangible assets	317	356	372
Impairment of goodwill and intangible assets	-	-	8,847
Restructuring charges	371	81	378
Acquisition-related charges	3	4	3
Total costs and expenses	27,208	25,371	36,447

Earnings (loss) from operations	1,923	1,855	(6,488)

Interest and other, net	(103)	(146)	(188)

Earnings (loss) before taxes	1,820	1,709	(6,676)

Provision for taxes	(406)	(319)	(178)

Net earnings (loss)	$1,414	$1,390	$(6,854)

Net earnings (loss) per share:
Basic	$0.74	$0.72	$(3.49)
Diluted	$0.73	$0.71	$(3.49)

Cash dividends declared per share	$-	$0.29	$-

Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,918	1,929	1,964
Diluted	1,940	1,948	1,964

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended
	Oct 31,
	2013	2012
	(Unaudited)

Net revenue	$112,298	$120,357

Costs and expenses:
Cost of sales	86,380	92,385
Research and development	3,135	3,399
Selling, general and administrative	13,267	13,500
Amortization of intangible assets	1,373	1,784
Impairment of goodwill and intangible assets	-	18,035
Restructuring charges	990	2,266
Acquisition-related charges	22	45
Total costs and expenses	105,167	131,414

Earnings (loss) from operations	7,131	(11,057)

Interest and other, net	(621)	(876)

Earnings (loss) before taxes	6,510	(11,933)

Provision for taxes	(1,397)	(717)

Net earnings (loss)	$5,113	$(12,650)

Net earnings (loss) per share:
Basic	$2.64	$(6.41)
Diluted	$2.62	$(6.41)

Cash dividends declared per share	$0.55	$0.50

Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,934	1,974
Diluted	1,950	1,974

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended Oct 31, 2013	Diluted earnings per share	Three months ended July 31, 2013	Diluted earnings per share	Three months ended Oct 31, 2012	Diluted earnings per share

GAAP net earnings (loss)	$1,414	$0.73	$1,390	$0.71	$(6,854)	$(3.49)

Non-GAAP adjustments:
Amortization of intangible assets	317	0.16	356	0.19	372	0.19
Impairment of goodwill and intangible assets(a)	-	-	-	-	8,847	4.51
Restructuring charges	371	0.19	81	0.04	378	0.19
Acquisition-related charges	3	-	4	-	3	-
Adjustments for taxes(b)	(146)	(0.07)	(155)	(0.08)	(465)	(0.24)
Non-GAAP net earnings	$1,959	$1.01	$1,676	$0.86	$2,281	$1.16

GAAP earnings (loss) from operations	$1,923		$1,855		$(6,488)

Non-GAAP adjustments:
Amortization of intangible assets	317		356		372
Impairment of goodwill and intangible assets(a)	-		-		8,847
Restructuring charges	371		81		378
Acquisition-related charges	3		4		3
Non-GAAP earnings from operations	$2,614		$2,296		$3,112

GAAP operating margin	7%		7%		(22%)
Non-GAAP adjustments	2%		1%		32%
Non-GAAP operating margin	9%		8%		10%

(a)	For the period ended October 31, 2012, represents a goodwill and intangible asset impairment charge of $8.8 billion associated with the Autonomy reporting unit within the Software segment.

(b)	For the period ended October 31, 2012, adjustments for taxes is net of a valuation allowance of $0.5 billion provided for certain deferred tax assets.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31, 2013	Diluted earnings per share	Twelve months ended October 31, 2012	Diluted earnings per share

GAAP net earnings (loss)	$5,113	$2.62	$(12,650)	$(6.41)

Non-GAAP adjustments:
Amortization of intangible assets	1,373	0.70	1,784	0.90
Impairment of goodwill and intangible assets(a)	-	-	18,035	9.14
Restructuring charges	990	0.51	2,266	1.15
Acquisition-related charges	22	0.01	45	0.02
Wind down of non-strategic businesses(b)	-	-	72	0.03
Adjustments for taxes(c)	(560)	(0.28)	(1,517)	(0.78)
Non-GAAP net earnings	$6,938	$3.56	$8,035	$4.05

GAAP earnings (loss) from operations	$7,131		$(11,057)

Non-GAAP adjustments:
Amortization of intangible assets	1,373		1,784
Impairment of goodwill and intangible assets(a)	-		18,035
Restructuring charges	990		2,266
Acquisition-related charges	22		45
Wind down of non-strategic businesses(b)	-		72
Non-GAAP earnings from operations	$9,516		$11,145

GAAP operating margin	6%		(9%)
Non-GAAP adjustments	2%		18%
Non-GAAP operating margin	8%		9%

(a)
For the period ended October 31, 2012, represents a goodwill and intangible asset impairment charge of $8.8 billion associated with the Autonomy reporting unit within the Software segment, a goodwill impairment charge of $8.0 billion associated with the Enterprise Services segment and an intangible asset impairment charge of $1.2 billion associated with the “Compaq” trade name within the Personal Systems segment.

(b)
For the period ended October 31, 2012, represents primarily contract-related charges, including inventory write-downs, related to winding down certain retail publishing business activities within the Printing segment, net of adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

(c)	For the period ended October 31, 2012, adjustments for taxes is net of valuation allowances of $1.3 billion provided for certain deferred tax assets.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31, 2013	October 31, 2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,163	$11,301
Accounts receivable	15,876	16,407
Financing receivables	3,144	3,252
Inventory	6,046	6,317
Other current assets	13,135	13,360

Total current assets	50,364	50,637

Property, plant and equipment	11,463	11,954

Long-term financing receivables and other assets	9,556	10,593

Goodwill and intangible assets	34,293	35,584

Total assets	$105,676	$108,768

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$5,979	$6,647
Accounts payable	14,019	13,350
Employee compensation and benefits	4,436	4,058
Taxes on earnings	1,203	846
Deferred revenue	6,477	7,494
Other accrued liabilities	13,407	14,271

Total current liabilities	45,521	46,666

Long-term debt	16,608	21,789

Other liabilities	15,891	17,480

Stockholders' equity:
HP stockholders' equity	27,269	22,436
Non-controlling interests	387	397

Total stockholders' equity	27,656	22,833

Total liabilities and stockholders' equity	$105,676	$108,768

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended October 31, 2013	Twelve months ended October 31, 2013

Cash flows from operating activities:
Net earnings	$1,414	$5,113
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,120	4,611
Stock-based compensation expense	102	500
Provision for doubtful accounts and inventory	71	336
Restructuring charges	371	990
Deferred taxes on earnings	(952)	(410)
Excess tax benefit from stock-based compensation	(1)	(2)
Other, net	100	443

Changes in operating assets and liabilities:
Accounts receivables	(1,542)	530
Financing receivables	(84)	484
Inventory	441	(4)
Accounts payable	611	541
Taxes on earnings	937	417
Restructuring	(260)	(904)
Other assets and liabilities	488	(1,037)
Net cash provided by operating activities	2,816	11,608

Cash flows from investing activities:
Investment in property, plant and equipment	(919)	(3,199)
Proceeds from sale of property, plant and equipment	146	653
Purchases of available-for-sale securities and other investments	(450)	(1,243)
Maturities and sales of available-for-sale securities and other investments	279	1,153
Payments made in connection with business acquisitions, net of cash acquired	-	(167)
Net cash used in investing activities	(944)	(2,803)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	16	(154)
Issuance of debt	25	279
Payment of debt	(2,248)	(5,721)
Issuance of common stock under employee stock plans	9	288
Repurchase of common stock	(479)	(1,532)
Excess tax benefit from stock-based compensation	1	2
Cash dividends paid	(284)	(1,105)
Net cash used in financing activities	(2,960)	(7,943)

(Decrease) increase in cash and cash equivalents	(1,088)	862
Cash and cash equivalents at beginning of period	13,251	11,301
Cash and cash equivalents at end of period	$12,163	$12,163

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2013	July 31, 2013	October 31, 2012
Net revenue:(a)

Personal Systems	$8,579	$7,704	$8,727
Printing	6,044	5,803	6,080
Total Printing and Personal Systems Group(b)	14,623	13,507	14,807
Enterprise Group	7,594	6,786	7,459
Enterprise Services	5,759	5,843	6,352
Software	1,064	982	1,171
HP Financial Services	912	879	966
Corporate Investments	5	5	10
Total segments	29,957	28,002	30,765
Elimination of intersegment net revenue and other	(826)	(776)	(806)

Total HP consolidated net revenue	$29,131	$27,226	$29,959

Earnings before taxes:(a)

Personal Systems	$259	$228	$309
Printing	1,071	908	1,067
Total Printing and Personal Systems Group(b)	1,330	1,136	1,376
Enterprise Group	1,102	1,033	1,229
Enterprise Services	255	192	423
Software	328	201	318
HP Financial Services	102	99	104
Corporate Investments	(57)	(58)	(78)
Total segment earnings from operations	3,060	2,603	3,372

Corporate and unallocated costs and eliminations	(344)	(200)	(119)
Unallocated costs related to stock-based compensation expense	(102)	(107)	(141)
Amortization of intangible assets	(317)	(356)	(372)
Impairment of goodwill and intangible assets	-	-	(8,847)
Restructuring charges	(371)	(81)	(378)
Acquisition-related charges	(3)	(4)	(3)
Interest and other, net	(103)	(146)	(188)

Total HP consolidated earnings (loss) before taxes	$1,820	$1,709	$(6,676)

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(In millions)

	Twelve months ended
	October 31,
	2013	2012
	(Unaudited)
Net revenue:(a)

Personal Systems	$32,071	$35,725
Printing	23,854	24,487
Total Printing and Personal Systems Group(b)	55,925	60,212
Enterprise Group	28,183	29,779
Enterprise Services	23,520	25,609
Software	3,913	4,060
HP Financial Services	3,629	3,819
Corporate Investments	24	58
Total Segments	115,194	123,537
Elimination of intersegment net revenue and other	(2,896)	(3,180)

Total HP consolidated net revenue	$112,298	$120,357

Earnings before taxes:(a)

Personal Systems	$949	$1,689
Printing	3,890	3,585
Total Printing and Personal Systems Group(b)	4,839	5,274
Enterprise Group	4,301	5,194
Enterprise Services	679	1,045
Software	866	827
HP Financial Services	399	388
Corporate Investments	(236)	(233)
Total segment earnings from operations	10,848	12,495

Corporate and unallocated costs and eliminations	(832)	(787)
Unallocated costs related to stock-based compensation expense	(500)	(635)
Amortization of intangible assets	(1,373)	(1,784)
Impairment of goodwill and intangible assets	-	(18,035)
Restructuring charges	(990)	(2,266)
Acquisition-related charges	(22)	(45)
Interest and other, net	(621)	(876)

Total HP consolidated earnings (loss) before taxes	$6,510	$(11,933)

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Three months ended			Growth rate (%)
	October 31, 2013	July 31, 2013	October 31, 2012	Q/Q	Y/Y
Net revenue:(a)
Printing and Personal Systems Group(b)
Personal Systems
Notebooks	$4,461	$3,722	$4,572	20%	(2%)
Desktops	3,273	3,147	3,369	4%	(3%)
Workstations	554	537	550	3%	1%
Other	291	298	236	(2%)	23%
Total Personal Systems	8,579	7,704	8,727	11%	(2%)

Printing
Supplies	3,862	3,839	4,007	1%	(4%)
Commercial Hardware	1,551	1,399	1,482	11%	5%
Consumer Hardware	631	565	591	12%	7%
Total Printing	6,044	5,803	6,080	4%	(1%)
Total Printing and Personal Systems Group	14,623	13,507	14,807	8%	(1%)

Enterprise Group
Industry Standard Servers	3,451	2,851	3,137	21%	10%
Technology Services	2,201	2,174	2,340	1%	(6%)
Storage	952	833	946	14%	1%
Networking	656	644	635	2%	3%
Business Critical Systems	334	284	401	18%	(17%)
Total Enterprise Group	7,594	6,786	7,459	12%	2%

Enterprise Services
Infrastructure Technology Outsourcing	3,563	3,662	3,924	(3%)	(9%)
Application and Business Services	2,196	2,181	2,428	1%	(10%)
Total Enterprise Services	5,759	5,843	6,352	(1%)	(9%)

Software	1,064	982	1,171	8%	(9%)

HP Financial Services	912	879	966	4%	(6%)

Corporate Investments	5	5	10	0%	(50%)
Total segments	29,957	28,002	30,765	7%	(3%)

Elimination of intersegment net revenue and other	(826)	(776)	(806)	6%	2%

Total HP consolidated net revenue	$29,131	$27,226	$29,959	7%	(3%)

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit.  In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(In millions)
	Twelve months ended
	October 31,
	2013	2012
	(Unaudited)
Net revenue:(a)
Printing and Personal Systems Group(b)
Personal Systems
Notebooks	$16,029	$18,830
Desktops	12,844	13,888
Workstations	2,147	2,148
Other	1,051	859
Total Personal Systems	32,071	35,725

Printing
Supplies	15,716	16,151
Commercial Hardware	5,702	5,895
Consumer Hardware	2,436	2,441
Total Printing	23,854	24,487
Total Printing and Personal Systems Group	55,925	60,212

Enterprise Group
Industry Standard Servers	12,102	12,582
Technology Services	8,890	9,288
Storage	3,475	3,815
Networking	2,526	2,482
Business Critical Systems	1,190	1,612
Total Enterprise Group	28,183	29,779

Enterprise Services
Infrastructure Technology Outsourcing	14,682	15,792
Application and Business Services	8,838	9,817
Total Enterprise Services	23,520	25,609

Software	3,913	4,060

HP Financial Services	3,629	3,819

Corporate Investments	24	58
Total segments	115,194	123,537

Elimination of intersegment net revenue and other	(2,896)	(3,180)

Total HP consolidated net revenue	$112,298	$120,357

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit.  In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2013	Q/Q	Y/Y

Non-GAAP operating margin:(a)
Personal Systems	3.0%	-	(0.5 pts)
Printing	17.7%	2.1 pts	0.2 pts
Printing and Personal Systems Group(b)	9.1%	0.7 pts	(0.2 pts)

Enterprise Group	14.5%	(0.7 pts)	(2.0 pts)
Enterprise Services	4.4%	1.1 pts	(2.3 pts)
Software	30.8%	10.3 pts	3.6 pts
HP Financial Services	11.2%	(0.1 pts)	0.4 pts
Corporate Investments	NM	NM	NM
Total segments	10.2%	0.9 pts	(0.8 pts)

Total HP consolidated non-GAAP operating margin	9.0%	0.6 pts	(1.4 pts)

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2013	July 31, 2013	October 31, 2012

Numerator:
GAAP net earnings (loss)	$1,414	$1,390	$(6,854)
Non-GAAP net earnings	$1,959	$1,676	$2,281

Denominator:
Weighted-average shares used to compute basic net earnings (loss) per share
and diluted net (loss) per share	1,918	1,929	1,964
Dilutive effect of employee stock plans	22	19	3
Weighted-average shares used to compute diluted net earnings per share	1,940	1,948	1,967

GAAP net earnings (loss) per share:
Basic	$0.74	$0.72	$(3.49)
Diluted(a)	$0.73	$0.71	$(3.49)

Non-GAAP net earnings per share:
Basic	$1.02	$0.87	$1.16
Diluted(b)	$1.01	$0.86	$1.16

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2013	2012

Numerator:
GAAP net earnings (loss)	$5,113	$(12,650)
Non-GAAP net earnings	$6,938	$8,035

Denominator:
Weighted-average shares used to compute basic net earnings (loss) per share
and diluted net (loss) per share	1,934	1,974
Dilutive effect of employee stock plans	16	10
Weighted-average shares used to compute diluted net earnings per share	1,950	1,984

GAAP net earnings (loss) per share:
Basic	$2.64	$(6.41)
Diluted(a)	$2.62	$(6.41)

Non-GAAP net earnings per share:
Basic	$3.59	$4.07
Diluted(b)	$3.56	$4.05

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of non-GAAP financial measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted net earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt.  The GAAP measure most directly comparable to net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and  intangible assets, charges relating to the amortization of  intangible assets, acquisition-related charges and charges related to the wind-down of HP businesses recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●	In the third quarter of fiscal 2012, HP decided to wind-down certain retail publishing business activities. Non-GAAP operating profit reported in the third quarter of fiscal 2012 reflects the elimination of certain contract-related charges, including inventory write-downs, in connection with the wind-down of that business. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

●	Goodwill is the excess of the consideration paid for acquired companies over the estimated fair value of the tangible and intangible assets acquired, liabilities assumed and any noncontrolling interests in the acquiree. Intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. In the fourth quarter of fiscal 2012, HP recorded a non-cash charge for the impairment of goodwill and intangible assets associated with the acquisition of Autonomy Corporation plc. In the third quarter of fiscal 2012, HP recorded an impairment charge for the goodwill associated with its Services segment following an impairment review. In addition, in that same quarter, HP recorded an impairment charge related to the intangible asset associated with the "Compaq" trade name acquired in 2002 in conjunction with a change in branding strategy. HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	HP incurs charges relating to the amortization of intangible assets, including acquired research and development projects. Those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

●	HP incurs costs related to its acquisitions. As acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Operating company net debt is a non-GAAP measure that is defined as total company net debt less HP Financial Services (HPFS) net debt. Operating company net cash is a non-GAAP measure that is defined as total company net cash less HPFS cash less HPFS debt. Total company net debt consists of total debt (including the effects of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments.  Total company net cash consists of gross cash less total debt.  HPFS net debt consists of HPFS debt, which includes primarily intercompany equity that is treated as debt for segment reporting purposes, intercompany debt and borrowing and funding related activity associated with HPFS and its subsidiaries, less HPFS cash. Total company net debt and total company net cash provide useful information to HP’s management about the state of HP’s consolidated balance sheet.  Operating company net debt and operating company net cash provide additional useful information to HP’s management about the state of HP’s consolidated condensed balance sheet by providing more transparency into the financial components of the operating company separate from HP’s financing business, which has different capital structure requirements and requires much greater leverage to run effectively.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●	Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.

© 2013 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.